EXHIBIT 24

Limited Power of Attorney - Securities Law Compliance

The undersigned hereby constitutes and appoints each of Martin E. Roberts, Greg J. Santora, and Horace Nash, signing singly, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms ID, Forms 144, Forms 3, 4 and 5, and other forms as such attorney shall in his discretion determine to be required or advisable pursuant to Rule 144 or other rules promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations collectively, the "Reporting Forms"), as a consequence of the undersigned's ownership, acquisition or disposition of securities of Shopping.com Ltd. (the "Corporation"), and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

In such instances where the undersigned has executed any of the Reporting Forms on his own behalf, the undersigned hereby consents to the filing of copies of such Reporting Forms that reflect a conformed signature. The undersigned will maintain fully executed copies of any Reporting Forms so filed, in his own records.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed at San Francisco, California, as of the date set forth below.

Dated: November 3, 2004

Name:  Alex W. Hart

Signature:  //ALEX W. HART


WITNESS:

Name:  Doris Young

Signature: //DORIS YOUNG

Dated:  November 3, 2004